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                                                                   EXHIBIT 10.53


                            ORDINANCE NO.    5999

                 AN ORDINANCE GRANTING A FRANCHISE TO KNOLOGY HOLDINGS, INC., AUTHORIZING IT TO INSTALL, MAINTAIN AND OPERATE A SYSTEM FOR THE TRANSMISSION OF AUDIO, VOICE, DATA AND/OR VIDEO SIGNALS OVER, ACROSS AND UNDER PUBLIC STREETS AND RIGHTS OF WAY IN AUGUSTA, GEORGIA UNDER CERTAIN CONDITIONS AND RESTRICTIONS; TO REPEAL CONFLICTING ORDINANCES, AND FOR OTHER PURPOSES.

                 THE AUGUSTA-RICHMOND COUNTY COMMISSION HEREBY ORDAINS:

                 SECTION 1.       DEFINITIONS.

                 For the purpose of this Ordinance, the following terms, phrases, words and their derivations shall have the meanings given herein unless more specifically defined within other sections of this ordinance. When not inconsistent with the content, words used in the present tense include the future tense, and words in the single number include the plural number. The word "shall" is always mandatory and not merely directory.

                 (a) "Augusta" means the City of Augusta, Georgia (which includes all of Richmond County, Georgia), a political subdivision of the State of Georgia.

                 (b) "CATV System" means a community antenna television system and related cable or fiber optic networks for transmission of audio and/or video signals by cable or other means and such related services as Grantee may choose to provide in connection with cable television services.

                 (c)      "Commission" means the Augusta-Richmond County
Commission.

                 (d) "Franchise" is the authorization, and any renewal thereof, issued by the Commission, as franchising authority, whether such authorization is designated as a franchise,





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permit, license, resolution, contract, certificate, agreement or otherwise, for
Grantee to construct, install and operate the System in the public streets, alleys, roads, and rights of way identified in said Franchise.

                 (e) "Grantee" is Knology Holdings, Inc., and its permitted successors and assigns.

                 (f) "Gross Revenues" shall mean (1) revenues collected by Grantee from subscribers for cable television services provided in Augusta, and
(2) monthly recurring revenues from subscribers for local telephone services provided in Augusta, in each case excluding (i) penalty or other fees received for late payments or cancelled checks, (ii) revenues received from advertising,
(iii) taxes, fees, assessments or similar charges collected by the Grantee on behalf of any governmental agency (including without limitation the franchise fees collected pursuant to Section 2), (iv) installation, connection, disconnection or other non-recurring fees charged to subscribers, (v) all revenues from equipment sold, leased or rented to subscribers upon subscribers' premises; (vi) all toll and long distance revenues (whether Interlata, Intralata or international) and (vii) all revenues related to Internet content.

                 (g) "Person" is any person, firm, partnership, trust, joint stock company, association, corporation, company, governmental entity or organization of any kind.

                 (h) "Rights of Way" shall mean all present and future streets within the limits of Augusta.

                 (i) "Street" shall mean the entire width between the boundary lines of every highway, alley, street, avenue, bridge, viaduct, tunnel, and causeway in Augusta, dedicated or devoted to public use.





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                 (j)      "System" shall mean, collectively, the CATV System
and the Telecommunications System.

                 (k) "Telecommunications System" shall mean a system and network which provides voice and data communications, including without limitation local exchange telephone services, roll and long distance services (Interlata, Intralata, or international), data services (including Internet-related services) and operator services.

                 SECTION 2.       CONSIDERATION.

The grant of the right, privilege and franchise under this Ordinance has been determined to be in the best interest of the citizens of Augusta and shall be in accordance with the terms and conditions set forth herein. The Grantee shall annually pay to Augusta a fee of three percent (3%) of Gross Revenues as defined in this Agreement. Said annual fee shall, for each year of the term of this Franchise, be paid quarterly with each quarterly payment becoming due within forty-five (45) days of the end of each of the months of March, June, September and December hereafter. Within 60 days of the end of each December, the Grantee shall also file a statement executed by Grantee's chief executive officer which shall certify the amount of the Gross Revenues and the Franchise fee for the previous calendar year. All Franchise payments or fees provided herein and the statement referred to above shall be considered delinquent if not delivered to Augusta within (10) days of the due date as specified herein and shall be subject to penalty at the rate of one and one-half percent
(1-1/2%) of all amounts due per calendar month or any portion thereof in which the payment of such amount remains delinquent. In the event any such delinquent fees are collected through the services of an attorney, Grantee shall pay, in addition thereto, all costs of collection including reasonable attorney's fees.





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Notwithstanding the foregoing, the Grantee agrees that (a) with respect to the
CATV System, it will agree to increase the franchise fees for cable television services (up to any applicable legal limits) if the Commission takes action to increase the franchise fees for the other CATV companies who use the Streets and Rights of Way of Augusta and (b) with respect to its Telecommunications System, it will agree to modify the basis upon which franchise fees for telecommunications services are determined if the Commission takes action to modify the basis upon which the franchise fees for the other local exchange carriers in Augusta are determined.

                 SECTION 3.       GRANT OF AUTHORITY AND TERM.

                 (a)      Grant of Authority.

                          (1)     There is hereby granted, subject to the terms
and conditions of this Franchise, to Grantee the nonexclusive right and privilege to have, own, acquire, construct, expand, reconstruct, maintain, repair, use and operate the System in, along, across, on, over, through, above and under the Streets and Rights of Way of Augusta.

                          (2)     Except as otherwise provided herein, this
Ordinance is granted to Grantee solely for the purpose of directly serving its end-user customers.

                          (3)     This Ordinance does not require Grantee to
provide ubiquitous service throughout all of Augusta as a public service provider. Notwithstanding the foregoing, the Grantee agrees that, within ten years of the date of the grant of this Franchise, it will deploy its System in such a manner that it is capable of providing service to at least 85% of the residents of Augusta.





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                          (4)     Nothing herein contained shall ever be held
or construed to confer upon Grantee, its successors and/or assigns, exclusive rights or privileges of any nature whatsoever.

                 (b) Term. This Franchise is granted for an initial term of fifteen (15) years from and after the date this Ordinance is adopted by the Commission. The original term of this Franchise shall be automatically extended for successive additional five-year periods unless one of the parties hereto shall give nine (9) months' written notice to the other party of its intention not to extend this Franchise (or any extension thereof) on these terms and conditions. Notwithstanding such notice, the City and Grantee agree to renegotiate in good faith changes proposed by either party which would apply to a renewal or extension of this Franchise so as to insure continuity of service to the public.

                 SECTION 4.       CONDITIONS OF USE.

                 (a) Prior to beginning any work in any public streets or rights of way, the Grantee shall obtain from the Augusta-Richmond County Engineering Department, the Augusta-Richmond County License & Inspection Department and the Augusta-Richmond County Trees and Landscape Department any permits which may be required by Augusta or any other governing authority for the construction and operation of the System. The Grantee shall not unnecessarily obstruct or impair traffic upon any street, road or other public way of Augusta and shall comply with all of the Commission's rules and regulations designed to prevent damage to trees and shrubbery on or adjacent to such public streets or rights of way which may be caused by installation and operation of the System. Upon making an opening in any public way, street, sidewalk or road as authorized by this Franchise for the purpose of laying, constructing,





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repairing and/or maintaining the System and any related facility or equipment, the Grantee shall, without unnecessary delay, replace and restore same to its former condition as nearly as possible, and in full compliance with the provisions of Augusta's policies, rules, regulations and/or ordinances. The Grantee shall re-sod disturbed grassed areas and replace all excavated areas to their original or better condition in order to minimize the disruption of public property.

                 (b) The Grantee shall provide safe passageway for pedestrians and vehicles through, in and around the work site areas. The Grantee shall meet all local and State requirements for traffic control and notify Augusta at least 24 hours prior to the commencement of work or the accessing of Augusta conduit, except in cases of emergency.

                 (c) In all sections of Augusta where the cables, wires or other like facilities of public utilities are placed underground, Grantee shall place its cable, wires or other like facilities underground to the maximum extent that existing technology reasonably permits Grantee to do so.

                 (d) The Grantee shall file with Augusta-Richmond County Engineering Department true and correct as-built maps or plats of all existing and proposed cable plant construction and the types of equipment and facilities installed or constructed, properly identified and described as to the type of equipment and facility by appropriate symbols and marks which shall include annotations of all public ways, streets, road and conduits where the work is to be undertaken. Maps shall be drawn in a scale and in such detail so as to allow proper review and interpretation by the Engineering Department and the Trees and Landscape Department, and the same will be filed with Augusta not less than ten (10) working days before any excavation or cable plant construction commences.





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                 (e)      If, at any time during the period of this Franchise,
Augusta shall lawfully elect to vacate, relocate, abandon, alter, reconstruct or change the grade of any street, sidewalk, alley or other public way including any related drainage and utility areas, the Grantee, upon reasonable notice from Augusta, shall remove, relay and relocate its wires, cables and other fixtures and equipment at its own expense and within reasonable time schedules established by Augusta. Should Grantee refuse or fail to remove its equipment or plant as provided for herein within 45 days after written notification, Augusta shall have the right to do such work or cause it to be done and the full cost thereof shall be chargeable to the Grantee, or in the alternative, to consider such failure by the Grantee to remove its equipment or plant as abandonment of all ownership rights in said property.

                 (f) Grantee shall maintain an office within the present limits of Augusta. Grantee shall always keep and maintain Augusta-specific books, records, contracts, accounts, documents and papers for its operation in this office. Additionally, all as-built maps, plats, records, inventories and books of the Grantee, insofar as they show values and location of existing property, shall be kept and maintained in said office and preserved for use, if necessary, in connection with any future valuation of the property of the Grantee. In lieu of physical custody of the forgoing records in Grantee's Augusta office, Grantee may hold the records in a corporate office located elsewhere, provided that any and all records which may be requested by employees or agents of Augusta shall be delivered to Grantee's Augusta office and made available to the requester within five (5) business days from the date requested. For the purposes of this Section, the date requested shall be the date a written request is delivered to the





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Grantee's Augusta office, and unaltered photocopies of requested documents may be delivered in lieu of original records.

                 (g) Grantee shall keep Augusta fully informed as to all material matters in connection with or affecting the construction, reconstruction, removal, maintenance, operation and repair of the System, Grantee's accounting methods and procedures in connection therewith and the recording and reporting by Grantee of all revenues and uncollectible accounts.

                 (h) Grantee shall keep complete and accurate books of account and records of its business and operations, pursuant to this Franchise Ordinance in accordance with generally accepted accounting principles. If required by the FCC, Grantee shall use the system of accounts and the forms of books, accounts, records, and memoranda prescribed by appropriate FCC regulations, and as may be further described herein. The Commission may require the keeping of additional records or accounts which are reasonably necessary for purposes of identifying, accounting for and reporting Gross Revenues and uncollectible accounts for purposes determining the annual fees to be paid by Grantee pursuant to this Agreement. Grantee shall keep its books of accounts and records in such a way that breakdowns of revenues are available by type of service within Augusta.

                 (i) Grantee shall report to the Commission such other information relating to the Grantee as the Commission may consider useful and shall comply with the Commission's determination of forms for reports, the time for reports, the frequency with which any reports are to be made, and if reports are to be made under oath.

                 (j) Grantee shall provide the Commission with access at reasonable times and for reasonable purposes, to examine, audit, review, and/or obtain copies of the papers, books,





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accounts, documents, maps, plans and other records of Grantee pertaining to this Franchise Ordinance. Grantee shall fully cooperate in making available its records and otherwise assisting in these activities.

                 (k) The Commission may at any time make inquiries pertaining to Grantee's operation of the System within Augusta. Grantee shall respond to such inquiries on a timely basis.

                 (l) Grantee shall, upon request, provide the Commission with copies of notices of all petitions, applications, communications and reports submitted by Grantee to the FCC, Securities and Exchange Commissions and the Georgia Public Service Commission or their successor agencies, relating to any matters affecting the use of Augusta's Streets and Rights of Way and/or the System authorized pursuant to this Franchise ordinance.

                 (m) Upon termination by any Subscriber of the Grantee's services, Grantee shall comply with all applicable state and federal laws and regulations regarding the removal of its facilities and equipment from the premises of said Subscriber upon said Subscriber's request.

                 (n) Charges for services offered to the public by Grantee shall comply with all applicable state and federal laws and regulations regarding subscriber rates. Grantee shall provide notice to the Commission prior to any rate change, and shall maintain on file with said Commission a schedule of the current rates and fees charged for its services offered to the public.

                 (o) Grantee shall install and maintain its wires, cables, fixtures and other equipment in accordance with the requirements of all applicable Augusta codes, ordinances and





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regulations, and in such a manner that they will not interfere with any existing installations of Augusta or the operation of a public utility serving Augusta.

                 (p) All structures and all lines, equipment and connections in, over, under and upon the Streets, sidewalks, alleys and public ways or places of Augusta, wherever situated or located, shall at all times be kept and maintained in a safe and suitable condition, and in good order and repair.

                 (q) No poles or other wire-holding structures shall be erected by Grantee without prior written approval of the Augusta-Richmond County Engineering Department with regard to location, height, type and other pertinent considerations. Any poles and wire-holding structures of Grantee erected pursuant to this subsection shall be moved or modified by Grantee at its sole expense, upon reasonable notice, whenever the Engineering Department has determined that the public convenience would be enhanced thereby.

                 SECTION 5.       SAFETY REQUIREMENTS.

                 (a) The Grantee shall at all times employ ordinary care and shall install and maintain in use commonly accepted methods and devices for preventing failures and accidents which are likely to cause damage or injury to the public or to constitute a nuisance. Grantee shall install such equipment and employ such personnel to maintain its facilities so as to assure efficient service, and shall have the equipment and personnel necessary to make repairs promptly. Grantee shall interrupt service only for good cause and for the shortest time possible.

                 (b) The Grantee shall install and maintain the System in accordance with the requirements of applicable building codes and regulations of Augusta and the statutes and regulations of appropriate Federal and State agencies, including but not limited to the Federal





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Communications Commission and the U.S. Army Corps of Engineers, which may now be in effect or enacted, and in such a manner that will not interfere with any installations of Augusta or the operation of any public utility serving Augusta.

                 (c) The System, wherever situated, or located, shall at all times be kept and maintained in a safe, operating condition and in good order and repair.

                 SECTION 6.       LIABILITY AND INDEMNIFICATION.

                 (a) By acceptance of this Franchise and right, Grantee agrees that it shall indemnify, protect and hold forever harmless Augusta, its elected officials, officers, agents, representatives and employees, and their successors, legal representatives and assigns, from any and all claims, liabilities, losses, costs, judgments, penalties, damages and expenses (including reasonable attorney's fees and expenses of litigation incurred in the defense of any such claim), arising out of or relating to the installation, operation or maintenance by the Grantee of the System, or the Grantee's failure to perform any of the obligations of this Franchise, including but not limited to claims for injury or death to any person or persons, or damages to any property, as may be incurred by or asserted against Augusta, its elected officials, officers, agents, representatives and/or employees, directly or indirectly, by reason of the installation, operation or maintenance by the Grantee of the System within Augusta.

                 (b) The Grantee shall pay, and, by acceptance of this Franchise, the Grantee specifically agrees that it will pay all damages and penalties which Augusta may legally be required to pay as a result of copyright infringements by Grantee and all other damages or penalties arising from Grantee's installation, operation or maintenance of the System authorized





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herein, whether or not any act or omission complained of is authorized, allowed or prohibited by this Franchise.

                 (c) The Grantee shall pay, and by its acceptance of this Franchise, specifically agrees that it will pay, all expenses incurred by Augusta in defending itself with regard to all damages and penalties mentioned in subsection (b) above. These expenses shall include all out-of-pocket expenses, including reasonable attorneys fees and expenses of litigation.

                 (d) The Grantee shall maintain, and by its acceptance of this Franchise, specifically agrees that it will provide throughout the term of this Franchise, workers compensation insurance in such amounts of coverage as required by the State of Georgia and liability insurance coverage with regard to all damages mentioned in subsections (a) and (b) above in the following minimum amounts, whichever is greater:

                          (1)     General Liability Insurance - public
liability including premises, products and completed operations.

                          (a)     Bodily injury liability $1,000,000 each
person $2,000,000 each occurrence

                          (b)     Property damage Liability $1,000,000 each
occurrence.

                          (c)     Or, in lieu of (a) and (b) above, bodily
injury and property damage $2,000,000 combined single limit.

                          (2)     Comprehensive - Automobile Liability
Insurance including owned, non-owned and hired vehicles.

                          (a)     Bodily injury liability $1,000,000 each
person $2,000,000 each occurrence





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                          (b)     Property damage liability $1,000,000 each
occurrence,

                          (c)     Or, in lieu of (a) and (b) above, bodily
injury and property damage $2,000,000 combined single limit.

                 (e) Grantee agrees that all insurance contracts providing any of the above required coverage will be issued by one or more insurance carriers duly licensed to do business in the State of Georgia.

                 (f) Grantee shall furnish the Commission at least annually (and at such other times as may be reasonably required by the Commission) a certificate from the insurance carrier(s) providing such insurance coverage certifying that such coverage is in full force and effect. Such certificates shall be in such form as is approved by the Commission.

                 SECTION 7.       CITY RIGHTS IN FRANCHISE.

                 (a) The Grantee shall at all times comply with all reasonable requirements, regulations, laws and ordinances now in force, and which may hereafter be adopted by the Commission and be applicable to the construction, repair or maintenance of the System or use of Augusta-owned conduit.

                 (b) The following events shall constitute an "Event of Default" under this Franchise:

                          (1)     Grantee breaches any material covenant set
forth in this Franchise;

                          (2)     Grantee becomes insolvent, unable or
unwilling to pay its legal debts, or is adjudged a bankrupt;

                          (3)     Grantee practices any fraud or deceit upon
Augusta; or





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                          (4)     Grantee fails to begin construction of the
System within one hundred eighty (180) days from the date this Franchise Ordinance is adopted by the Commission and to continue such construction without unreasonable delay or interruption until completed.

                 Augusta's right to terminate this Franchise may be exercised only after delivery of a written notice of an Event of Default to Grantee and a 60 day period for Grantee to cure such Event of Default, except for any Event of Default involving the payment of Franchise Fees or failing to provide any insurance coverage required hereunder in which event said 60 day period shall be reduced to five (5) business days. Notwithstanding the foregoing, this Franchise shall not be terminated (i) unless Grantee has had the opportunity to present its case before a meeting of the Commission and (ii) Grantee is given a reasonable period of time (not to be less than sixty (60) days) to transition toward the termination of the Franchise and, at its option, to seek a purchaser for the System.

                 (c) The right is hereby reserved to Augusta to adopt, in addition to the provisions contained herein and in existing applicable ordinances, such additional regulations of general application to all similarly situated Franchises as it shall find necessary in the exercise of its police power; provided, that such regulation, by ordinance or otherwise, shall be reasonable and not in conflict with the rights herein granted.

                 (d) At the Commission's request, Grantee shall provide the Augusta government with the use of fiber capacity for the transmission of data for non-commercial governmental purposes, at a fifty percent (50%) discount off of the retail rate for similar services (but in no event shall such prices be less than the Grantee's cost). The Grantee agrees that it will make available to Augusta one channel for non-commercial governmental or educational





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programming provided by Augusta, at no charge to Augusta.  The Grantee shall have the right, from time to time, to use any unused time on such channel.

                 (e) Augusta shall have the right during the term of this Franchise to install and maintain, free of charge, upon the poles which are owned by Grantee and which are used in the System, any wire or pole fixtures necessary for its police alarm system, on the condition that such wire and pole fixtures do not interfere with the operations of Grantee.

                 (f) Augusta shall have the right, when the Commission in its sole discretion finds it necessary or appropriate, to hold a public hearing with regard to this Franchise, and Grantee shall make representatives available to attend any such hearing.

                 SECTION 8.       ACCEPTANCE.

                 This Franchise and the rights, privileges and authority hereby granted, shall take effect and be in force from and after enactment of this Ordinance and execution by the Mayor and Clerk of Commission, provided that within 15 days after the date of the enactment of this Ordinance, the Grantee shall file with the person specified in Section 10 herein its unconditional acceptance of this Franchise, which acceptance shall include its agreement to comply with and abide by all its provisions, terms and conditions. Such acceptance and agreement shall be in writing, duly executed by or on behalf of the Grantee and accompanied by an insurance certificate as specified in Section 6 unless these documents or evidence thereof have been previously filed with the Clerk of Commission.

                 SECTION 9.       TRANSFER OF TITLE.

                 (a) The Grantee shall not transfer this Franchise to another person without prior written approval of Augusta, provided that such approval will not be unreasonably withheld





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or delayed and further provided that this Franchise may be transferred, without such approval, to an affiliate of Grantee or to a purchaser or successor of all or substantially all of the assets of the System, if such purchaser or successor agrees in writing to be bound by the terms and conditions of this Franchise. This provision shall not be construed as requiring Augusta's approval of secured financing arrangements.

                 (b) The Grantee, without the advance written consent of Augusta (which consent shall not be unreasonably withheld or delayed), shall not lease any of the Rights of Way, the System, plant, facilities or conduit space it uses in connection with the System to any non-affiliated person or entity.

                 SECTION 10.      NOTICE.

                 For the purpose of giving notice as provided for in this Ordinance, the Grantee's address is declared to be:

                 Knology Holdings, Inc.
                 312 West 8th Street
                 West Point, GA  31833
                 Attention:  President

                 Augusta's address shall be:

                 Augusta-Richmond County Commission
                 Eighth Floor, Municipal Bldg. (I 1)
                 530 Greene Street
                 Augusta, Georgia 30911
                 Attention:  Charles R. Oliver, Administrator

                 Unless Augusta is notified in writing to the contrary, the placing of notices in the United States Mail addressed to the Grantee as set forth above by registered or certified mail, return receipt requested, shall constitute compliance with the provisions of this Section.





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                 SECTION 11.        SEVERABILITY.

                 If any section, subsection, sentence, clause, phrase or portion of this Ordinance is for any reason held invalid, unenforceable or unconstitutional by any court of competent jurisdiction, such portion shall be deemed a separate, distinct, independent, and severable provision and such holding shall not affect the validity of the remaining portions hereof.

                 SECTION 12.      CONTROLLING LAW

                 This Franchise shall be interpreted and construed in accordance with the laws of the State of Georgia.

                 SECTION 13.      VENUE

                 All claims, disputes and other matters in question between the Grantee and Augusta arising out of or relating to the Agreement, or the breach thereof, shall be decided in the Superior Court of Richmond County, Georgia. The Grantee, by executing this Agreement, specifically consents to venue in Richmond County, Georgia and waives any right to contest the venue in the Superior Court of Richmond County, Georgia.

                 SECTION 14.      REPEALER.

                 All ordinances or parts of ordinances in conflict with this ordinance are hereby repealed.





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                 APPROVED the 20th day of January, 1998 and the ___ day of
__________________, 1998.

                                               /s/  Larry E. Sconyer
                                          --------------------------------
                                                      Mayor


ATTEST:
         /s/  Lena J. Bonner
-------------------------------------------
                 Clerk





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